AdvisorOne Funds

December 19, 2011

Page

December 19, 2011

AdvisorOne Funds 4020 South 147th Street Omaha, NE 68137

RE:

Opinion of Counsel Relating to the Registration Statement Filed on Form N-14 Under the Securities Act of 1933

Dear Ladies and Gentlemen:

We are delivering this opinion to AdvisorOne Funds (the “Trust”), a Delaware business trust, in connection with the proposed acquisition by the Milestone Treasury Obligations Fund (the “Acquiring Fund”), a series of the Trust, of substantially all of the assets the Treasury Obligations Portfolio (the “Acquired Fund”), a series of The Milestone Funds (the “Acquired Trust”), in exchange solely for shares of the Acquiring Fund and the assumption by the Acquiring Fund of all the liabilities of the Acquired Fund pursuant to an Agreement and Plan of Reorganization (the “Plan”), the form of which was included in the Registration Statement on Form N-14.

The aforementioned proposed acquisition is referred to herein as the “Reorganization.” This opinion relates to shares of beneficial interest of the Trust (the “Shares”) to be issued in the Reorganization and is furnished in connection with the Trust’s Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the “Registration Statement”).

We have been requested by the Trust to furnish this opinion as an exhibit to the Registration Statement. All assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

We are familiar with the proceedings of the Trust in connection with the authorization, issuance and sale of the Shares.  In addition, we have examined and are familiar with the Trust’s Declaration of Trust, as amended, its By-Laws, resolutions adopted by its Board of Trustees, the Registration Statement and the combined proxy statement and prospectus (the “Proxy Statement and Prospectus”) contained therein, and such other legal and factual matters as we have considered necessary to render the opinion hereinafter set forth.

In our examination, we have examined a copy of the Trust’s Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed.  We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

This opinion is based exclusively on the laws of the state of Delaware and the federal law of the United States of America.  On the basis of, and subject to, the foregoing and such other considerations as we deem relevant, we are of the opinion that upon the prior satisfaction of the conditions contained in the Plan, a copy of which is set forth in the Proxy Statement and Prospectus constituting a part of the Registration Statement, the Shares, when issued pursuant to the Plan and in the manner referred to in the Registration Statement, will be validly issued, fully paid and non-assessable by the Trust.

Based upon the foregoing, and assuming the approval of the Plan by shareholders of the Acquired Fund, it is our opinion that the shares of the Acquiring Fund currently being registered, when issued in accordance with the Plan and the Trust’s Declaration and By-Laws, will be legally issued, fully paid and non-assessable by the Trust.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.  This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent.  This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP

82536.1